DEVELOPMENT AGREEMENT

Sonic Industries LLC (“Sonic”), a Delaware limited liability company, and __________________ (the “Developer”), a ____________ ___________________, enter into this Development Agreement (this “Agreement”) as of the ____ day of __________, 2007.

W I T N E S S E T H :

Whereas, Sonic is developing a food service system (“Sonic System”) under which food is sold to the public from drive-in restaurants operated under the name “Sonic Drive-In”; and

Whereas, Developer desires to obtain the right to select proposed sites on which to construct Sonic drive-ins, to submit the same to Sonic for its acceptance and, upon the acceptance of each proposed site by Sonic, to enter into a License Agreement with Sonic to construct, own and operate a Sonic drive-in upon such site (hereinafter “Developmental Rights”) upon the terms and conditions set forth herein.

Now, therefore, in consideration of the foregoing and of the covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.           AREA EXCLUSIVITY AND CONSTRUCTION SCHEDULE

(a)           Subject to the terms and conditions of this Agreement, Sonic hereby grants to the Developer through ___________________, 20__, the exclusive Developmental Rights for the cities of ___________, __________ (in accordance with their boundaries as of the date of this Agreement), all as generally shown on Exhibit A to this Agreement, less and except any protected radius previously granted by Sonic or its Affiliates and currently in effect within that area as it now exists or later increases or decreases through the operation or renewal of the terms of the applicable license agreement (the “Franchised Area”).  Sonic has and shall have the absolute right to approve the location of a Sonic drive-in restaurant in an area contiguous to the Franchised Area even though the protected radius of that drive-in restaurant would extend into the Franchised Area.

(b)           Developer agrees to develop and to put In Operation at least ________ Sonic drive-in restaurants within the Franchised Area in accordance with the following development and performance schedule (the “Performance Schedule”):

Number of	In Operation
Restaurants	On or Before

__	____________, 200_
__	____________, 200_
__	____________, 200_

(c)           For purposes of this Agreement, a restaurant shall be deemed to be “In Operation” once a License Agreement (as hereinafter set forth) has been executed by Developer and Sonic, and the restaurant has opened to the public.  At the Developer’s written election, a Sonic drive-in restaurant or Non-traditional Location (as defined in Section 8(d)(iii) below) placed In Operation by someone other than the Developer pursuant to the provisions of Section 8(d) may count or not count as a restaurant placed In Operation for the purpose of the Performance Schedule.  If the Developer elects to have an acquired restaurant or Non-traditional Location count towards the Performance

 Schedule, it may result in the earlier expiration of the Developer’s exclusive Developmental Rights under this Agreement.

2.           TERM.  The term of this Agreement and all Developmental Rights granted hereunder shall expire on the date the last of the Sonic drive-in restaurants to be constructed pursuant to the Performance Schedule set forth in Section 1 hereof is opened for business, unless sooner terminated in accordance with the terms of this Agreement.

3.           RENEWAL.                                This Agreement shall not be subject to renewal.

4.           TIMELY PERFORMANCE.  Developer hereby acknowledges that its timely development of the Sonic drive-in restaurants in the Franchised Area in accordance with the Performance Schedule is of material importance to Sonic and Developer, and agrees, as a condition of the continuance of the rights granted hereunder, to develop and construct Sonic drive-in restaurants within the Franchised Area in accordance with the Performance Schedule, to operate such restaurants pursuant to the terms of the License Agreements and to maintain all such restaurants in operation continuously.

5.           CONSIDERATION FOR EXCLUSIVE RIGHTS.  As consideration for this Agreement, Developer has paid, and Sonic has accepted the sum of $__________ concurrently with the execution of this Development Agreement. This consideration for exclusive rights shall be credited to the required fee for each License Agreement signed per restaurant to be placed In Operation in accordance with the Performance Schedule.  Such credit shall be:

(i)           in the amount of $10,000 for each License Agreement signed;

(ii)           credited against the total franchise fee to be paid to Sonic; and

(iii)           credited at the time the License Agreement for each restaurant is signed by Developer and Sonic.

If the Developer elects to have a Sonic drive-in restaurant or Non-traditional Location opened by someone other than the Developer pursuant to Section 8(d) count towards the Performance Schedule, Sonic shall refund $10,000 to the Developer for each restaurant or Non-traditional Location placed In Operation.

Except as set forth above, the fee required by this Section 5 is nonrefundable.

6.           SITE SELECTION

(a)           Developer agrees to submit for evaluation by Sonic pursuant to Sonic’s site selection criteria, the information ordinarily required for each proposed site for a Sonic drive-in restaurant.  Sonic may review the site, conduct such other investigation of the proposed site it determines is necessary to properly evaluate the site, and, in Sonic’s sole discretion, either accept or reject the site by written notice to Developer.  Site acceptance shall be contingent upon, among other things, execution by Developer and Sonic of the License Agreement for said site as provided in Section 7 hereof.  In the event Sonic does not accept or reject a site submitted in writing by Developer within 30 days of receipt of such written notice, such site shall be deemed to be approved by Sonic.

(b)           Developer acknowledges that no officer, employee or agent of Sonic has any authority to approve or accept any proposed site except in writing and in accordance with Section 6(a) above, and any other representations, whether oral or written, shall be of no effect; Developer further acknowledges that Sonic’s acceptance of said site does not constitute any representation, warranty or guarantee by Sonic that said site will be a successful location for a Sonic drive-in restaurant.

(c)           Sonic reserves the right to revoke any site approval after the Completion Date (as defined in Section 7(b) below) if a restaurant is not under construction at the site in accordance with a fully executed License Agreement for said site.

7.           CONSTRUCTION AND ISSUANCE OF LICENSE AGREEMENT

(a)           Upon receipt of Sonic’s written acceptance of a proposed site as set forth in Section 6 hereof, Developer shall promptly take the necessary steps to acquire the site (by purchase, option to purchase, lease or sublease) and to otherwise obtain the rights to construct, maintain and operate a Sonic drive-in restaurant on the site.

(b)           Within 10 days of Sonic’s receipt of notice by Developer that Developer is ready to begin construction at the accepted site, Sonic shall execute and forward to Developer the License Agreement for said site if one has not been previously executed.  It is specifically agreed by Developer and Sonic that no License Agreement shall be effective until the same is executed by Sonic and Developer and a license fee is paid by Developer, and that Developer shall not begin construction work at the accepted site until Sonic has received the License Agreement executed by Developer and the license fee paid by Developer.  Developer shall, however, execute a License Agreement for an approved site on the earlier of (i) six months following approval of the site by Sonic, or (ii) the date construction is to begin (with the earlier of such dates referred to above as the “Completion Date”).

(c)           Within 30 days after the receipt of a License Agreement from Sonic for the accepted site, Developer shall execute said License Agreement in accordance with Sonic’s instructions and return the same along with the applicable license fee to Sonic.  The License Agreements for all drive-ins under the Performance Schedule shall be in the form attached hereto as Exhibit B.  In the event that Sonic does not receive the properly executed License

 Agreement, with the appropriate number of copies, within said 30-day period, Sonic’s acceptance of the site as provided in Section 6 hereof shall be void and Developer shall have no rights with respect to said site.

(d)           Upon receipt by Sonic of the executed License Agreement for said site, Developer shall commence construction of the Sonic drive-in restaurant at the site in accordance with the plans and specifications provided by Sonic and the terms of the License Agreement and this Agreement.

8.           LIMITATION OF AGREEMENT.  Developer acknowledges and agrees that:

(a)           This Agreement includes only the right to select sites for the construction of Sonic drive-in restaurants and to submit the same to Sonic for its approval in accordance with the terms of this Agreement.  This Agreement does not include the grant of a license by Sonic to Developer of any rights to use the Proprietary Marks, the Sonic System, or to open or operate any Sonic drive-in restaurants within the Franchised Area.  Developer shall obtain the license to use such additional rights at each Sonic drive-in restaurant upon the execution of each License Agreement by both Developer and Sonic and only in accordance with the terms of each License Agreement.

(b)           The Developmental Rights granted hereunder are personal to Developer and cannot be sold, assigned, transferred or encumbered, in whole or in part, except as set forth in Section 14 hereof.

(c)           The Developer shall have no right to use in its name the name “Sonic” or any other names or Proprietary Marks used by Sonic.

(d)           Except as provided in Section 1 hereof, the Developmental Rights granted hereunder are nonexclusive, and Sonic retains the right, in its sole discretion:

(i)  To acquire the assets or controlling ownership of an existing restaurant within the Franchised Area.  However, prior to converting an acquired restaurant to a Sonic drive-in restaurant or a Non-traditional Location, as defined below, within the Franchised Area, Sonic shall offer the Developer a right of first refusal to acquire the restaurant at a price equal to Sonic’s cost of acquiring the restaurant.  If the restaurant represents a part of an acquisition of multiple restaurants, Sonic shall make a reasonable allocation of its cost to acquire the restaurant.  The Developer must inform Sonic of its decision regarding the right of first refusal within 30 days after Sonic gives the Developer written notice of its intention to convert the restaurant to a Sonic drive-in restaurant or Non-traditional Location.  If the Developer chooses to exercise its right of first refusal, the Developer must execute Sonic’s then current form of license agreement for a Sonic drive-in restaurant or Non-traditional Location and pay the required license fee, as applicable, within 20 days after the Developer notifies Sonic of its decision.  The Developer thereafter shall convert the restaurant to a Sonic drive-in restaurant or Non-traditional Location pursuant to the terms of the applicable license agreement or Sonic shall have the right to repurchase the restaurant from the Developer at the same purchase price.  If the Developer does not exercise its right of first refusal, Sonic shall have the right, in its sole discretion, to own, operate and/or license other persons to operate the restaurant in any manner which it deems appropriate, including (without limitation) as a Sonic drive-in restaurant or Non-traditional Location.

(ii)  To develop, use and franchise the rights to any trade names, trademarks, service marks, trade symbols, emblems, signs, slogans, insignia or copyrights not designated by Sonic as Proprietary Marks, for use with similar or different franchise systems for the sale of the same, similar or different products or services other than in connection with the Sonic System at any location, on such terms and conditions as Sonic may deem advisable and without granting Developer any rights therein.

(iii)  To own and/or operate and to license any other person to own and/or operate Non-traditional Locations within the Franchised Area.  The phrase “Non-traditional Locations” shall mean food service facilities operating under one or more of the Proprietary Marks at locations featuring facilities other than free-standing buildings with canopies devoted solely to the operation of a Sonic drive-in restaurant and accessible to the general public by automobile from public thoroughfares.  Non-traditional Locations include (without limitation) (a) military bases and other governmental facilities; (b) universities and schools; (c) airports and other transportation facilities; (d) stadiums, arenas and other sports and entertainment venues; (e) amusement and theme parks; (f) cafeterias and food courts in shopping centers, shopping malls, office buildings, and industrial buildings; (g) hotels and convention centers; (h) hospitals and nursing facilities; and (i) museums, zoos and other public facilities.  The phrase “Proprietary Marks” shall mean the distinctive and characteristic trade names, trademarks, service marks, and trade dress which Sonic designates in writing or through usage from time to time as prescribed for use with the Sonic system, including (without limitation) the terms “Sonic,” “Happy Eating,” and “America’s Favorite Drive-In”; signs; emblems; menu housings; designs; color schemes; standardized premises featuring characteristic exterior style, canopies, colors and design (including angled parking stalls equipped with menu housings, speakers and tray supports); interior furnishings; and equipment layout.  If the Developer is in compliance with this Agreement and Sonic elects to own, operate or license a Non-traditional Location within the Franchised Area, the Developer shall have a right of first refusal to license and operate the Non-traditional Location.  The Developer must notify Sonic in writing of its decision to license and operate the Non-traditional Location within 30 days after Sonic notifies the Developer of Sonic’s intention to own, operate and/or license the Non-traditional Location.  If the Developer chooses to exercise its right of first refusal, the Developer must enter into Sonic’s then current form of license agreement for a Non-traditional Location for the applicable jurisdiction and pay the required license fee within 30 days after the Developer notifies Sonic of its decision.  The Developer then must open the Non-traditional Location within the time period specified in the license agreement (if specified) or within 12 months after the date of the license agreement (if not specified).  If the Developer does not execute that agreement within the foregoing 30-day period or does not exercise its right of first refusal within the foregoing 30-day period, Sonic shall have the right to proceed with the ownership, operation and/or licensing of the Non-traditional Location as disclosed to the Developer.  If the owner or operator of a location proposed for a Non-traditional Location requires that it serve as the operator of the Non-traditional Location (such as a university, sports arenas, hotels, or other type of location listed above), Sonic shall have the right to proceed with the licensing of the Non-traditional Location to that owner or operator without first offering the Developer the right of first refusal provided for in this section.

(e)           Developer acknowledges that in the event that the Franchised Area is located in a Designated Market Area (“DMA”) that Sonic has identified as a “Developing Market” that Developer will be required to execute a Developing Market Advertising Addendum in the form attached hereto as Exhibit C to each of the License Agreements entered into for the Sonic drive-ins developed pursuant to this Agreement.  The Developing Market Advertising Addendum acknowledges that the Franchised Area is located in a Developing Market and that the provisions of Section 11.01(a) of the License Agreement relating to Developing Markets shall apply.  Such provisions require that the Developer contribute the amount required by the local advertising cooperative or 5%, which ever is higher, of the “gross sales” of its drive-in (as defined in the License Agreement) to the local advertising cooperative; however, at any time Sonic may alternatively designate other uses for any portion of such Developing Market contribution if Sonic determines, in its sole discretion, that there is less need for advertising and a greater need for another use.

(f)           Developer acknowledges that in the event that the Sonic drive-in restaurants to be placed In Operation pursuant to the terms of this Agreement represent the first three drive-ins to be developed by the Developer, that Developer will be required to execute a Special Training Addendum in the form attached hereto as Exhibit D to the License Agreements entered into for the first three drive-ins placed In Operation pursuant to this Agreement.  The Special Training Addendum requires that the Developer accept and pay the expenses of the Sonic A-Team, a special training team, in connection with the opening of Developer’s first three Sonic drive-in restaurants.

(g)           Because complete and detailed uniformity under many varying conditions may not be possible or practical, Sonic specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary any standards for any Developer based upon the peculiarities of a particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which Sonic deems to be of importance to the successful operation of such Developer’s business.  Developer shall not be heard to complain on account of any variation from standard specifications and practices granted to any franchise owner and shall not be entitled to require Sonic to grant Developer a like or similar variation hereunder.

(h)           Developer has sole responsibility for the performance of all obligations arising out of the operation of its business pursuant to this Agreement, including, but not limited to, the payment when due of any and all taxes levied or assessed by reason of such operation.

(i)           In all public records, in its relationship with other persons, and in any offering circular, prospectus or similar document, Developer shall indicate clearly the independent ownership of Developer’s business and that the operations of said business are separate and distinct from the operation of Sonic’s business.

(j)           Developer agrees to indemnify and hold harmless Sonic from any liability or damage Sonic may incur, including reasonable attorney fees, as a result of claims, demands, costs or judgments of any kind or nature by anyone whomsoever arising out of or otherwise connected with this Agreement, the Developmental Rights, the acquisition of any restaurant site or ownership, maintenance or operation of any Sonic drive-in restaurant by Developer.

(k)           Developer agrees to reside within the DMA of each restaurant placed In Operation pursuant to this Agreement for as long as the Developer remains the licensee on the license agreement for a restaurant placed In Operation.  If Developer consists of more than one person or is an entity, the restaurant’s operational manager shall be a substantial equity owner in Developer and shall reside within the DMA of each restaurant placed In Operation as long as the Developer remains the licensee on the license agreement for the restaurants placed In Operation.

9.           SERVICES BY SONIC.  Sonic shall, at its expense, make available to Developer the following:

(a)           The benefit of Sonic’s experience in the selection of Sonic drive-in restaurant sites through the use of Sonic’s Site Acceptance Form, site selection criteria and any related materials which Sonic may make available to new licensees from time to time, and such review thereof as Sonic may undertake as part of its evaluation of Developer’s request for site approvals.

(b)           Such standard construction plans, specifications and layouts for the structure, equipment, decor and signs identified with Sonic drive-in restaurants as Sonic makes available to all new licensees from time to time.

(c)           Review of Developer’s site plan and final construction plans and specifications for conformity to the construction standards and specifications of the Sonic System, upon Sonic’s receipt of Developer’s written request for approval thereof.

(d)           Initial training in the Sonic System, including standards, methods, procedures and techniques will be provided for two persons per license agreement, who may be the Developer (if he is an individual); a person who has an interest in Developer (if Developer is a group of individuals, a corporation, a partnership or an unincorporated association or a similar entity), if requested to do so by Sonic; or a person who is actively involved in the management or operation of the business of Developer or the operation of any Sonic drive-in restaurant placed or to be placed In Operation under this Agreement.  Such training shall be at such time and places as Sonic may designate for its training program, in its discretion, and shall be subject to the terms of each License Agreement.

(e)           Such periodic continuing individual or group advice, consultation and assistance, rendered by personal visit or telephone, or by newsletters or bulletins made available from time to time to all Developer’s of Sonic, as Sonic may deem necessary or appropriate.

(f)           Such bulletins, brochures and reports as may from time to time be published by Sonic regarding its plans, policies, research, developments and activities.

(g)           Such other resources and assistance as may hereafter be developed and offered by Sonic to its licensees.

10.           USE OF APPROVED SUPPLIERS, TRADE DRESS AND METHODS OF OPERATION.  The Developer immediately shall support the use and shall use the products and programs of the beverage syrup supplier approved by Sonic and used by a majority of all Sonic drive-in restaurants, to the exclusion of any other supplier of beverage syrup.  In addition, the Developer immediately shall use the Developer’s vote or votes in all advertising cooperatives in which the Developer participates to support the use of the advertising agency of record for the Sonic drive-in restaurant chain.  The Developer shall comply with the foregoing provisions not only for all Sonic drive-in restaurants licensed pursuant to the terms of the License Agreements issued under this Agreement but also (to the extent the Developer has the ability) for all other Sonic drive-in restaurants for which the Developer serves as a licensee.  With regard to any existing Sonic drive-in restaurants, the Developer shall use the Developer’s best efforts to accomplish the foregoing, including (in the event of any contracts in place prior to August 1, 1995) negotiating in good faith and assisting and supporting the agency of record or new supplier with the assumption, purchase or mutual termination of the contract.

The Developer shall use all reasonable and appropriate efforts to abide by, follow, support and promote the approved trade dress, menu, point-of-sale system, procedures for the preparation and service of food and beverage products, marketing and purchasing programs, and methods of operation for Sonic drive-in restaurants as specified by Sonic from time to time in the Sonic Operations Manual or otherwise.  The approved trade dress shall include (without limitation) the existing signs, logotypes and trade dress of Sonic drive-in restaurants, as well as any modifications to the signs, logotypes and trade dress of the Developer’s restaurants by way of the required modification, renovation or retrofit of those restaurants.

The terms of this Section 10 shall continue in effect during the term of this Agreement and any license agreement between the Developer and Sonic, and shall survive the expiration or termination of this Agreement.

11.           DEFAULT;  TERMINATION

(a)           The occurrence of any of the following events shall constitute a default under this Agreement:

(i)           If Developer shall, in any respect, fail to meet the Performance Schedule, unless such failure is due to extraordinary events beyond the control of the Developer (such as acts of God, war and the like, but exclusive of matters involving the financial wherewithal of the Developer).

(ii)           If Developer shall use the Sonic System or Proprietary Marks, or any other names, marks, systems, insignia, symbols or rights which are the property of Sonic except pursuant to, and in accordance with, a valid and effective License Agreement.

(iii)           If Developer, or persons controlling, controlled by or under common control with Developer, shall have any interest, direct or indirect, in the ownership or operation of any quick or fast-service restaurant engaged in the sale of hamburgers or chili and related products within the Franchised Area or in any restaurant which looks like, copies or imitates Sonic drive-in restaurants or operates in a manner tending to have such effect other than in accordance with Section 16 of any License Agreement.

(iv)           If Developer shall fail to remit to Sonic any payments pursuant to this Agreement when the same are due.

(v)           If Developer shall begin work upon any Sonic drive-in restaurant at any site unless all the conditions set forth in Section 7 hereof have been met.

(vi)           If Developer shall purport to effect any assignment other than in accordance with Section 14 hereof.

(vii)           Except as provided in Section 14(a) hereof, if Developer attempts to sell, assign, transfer or encumber this Agreement.

(viii)                      If Developer makes, or has made, any misrepresentation to Sonic in connection with obtaining this Development Agreement, any site approval hereunder, or any License Agreement.

(ix)           If Developer fails to obtain Sonic’s prior written approval or consent as expressly required by this Agreement.

(x)           If Developer defaults in the performance of any other obligation under this Agreement.

(xi)           If Developer defaults in the performance of any obligation under any License Agreement with Sonic or its Affiliates, regardless of whether or not said License Agreement is terminated as a result of such default.

(xii)           If Developer, or any person controlling, controlled by or under common control with Developer, shall become insolvent by reason of inability to pay its debts as they mature; or if a receiver, permanent or temporary, of the business, assets or property of Developer or any such person, or any part thereof, is appointed by a court of competent authority; or if Developer or any such person requests the appointment of a receiver or makes a general assignment for the benefit of creditors or if a final judgment against Developer or any such person in the amount of $15,000 or more remains unsatisfied of record for 30 days or longer following the exhaustion of all appeals; or if the bank accounts, property or receivables of Developer or any such person are attached and such attachment proceedings are not dismissed within a 30-day period; or if execution is levied against the business or property of Developer or any such person or suit to foreclose any lien (excluding mechanic’s and materialman’s liens) or mortgage against any of the Sonic drive-in restaurants, the premises thereof or equipment thereon is instituted and not dismissed within 30 days.

(xiii)                      If Developer, or any person controlling, controlled by, or under common control with Developer, shall be convicted under any law providing for criminal penalties (excluding misdemeanors).

(b)           Upon occurrence of any of the events set forth in Section 11(a), Sonic may, without prejudice to any other rights or remedies contained in this Agreement or provided by law or equity, terminate this Agreement.  Such termination shall be effective 30 days after written notice (or such other notice as may be required by applicable state law) is given by Sonic to Developer of any of the events set forth in Subparagraphs (i) through (xi) of Section 11(a) if such defaults are not cured within such period.  Termination shall be effective immediately and without notice, however, upon occurrence of any of the events specified in Subparagraphs (xii) and (xiii) of Section 11(a), except where prohibited by state law.

(c)           Upon termination of this Agreement for any reason, or upon expiration of the term hereof, Developer agrees as follows:

(i)           To cease immediately any attempts to select or develop sites on which to construct Sonic drive-in restaurants, and

(ii)           To cease immediately to hold itself out in any way as a Developer of Sonic or to do anything which would indicate any relationship between it and Sonic except to the extent permitted pursuant to Section 11(d).

(d)           Termination of this Agreement shall not affect the rights of Developer to operate Sonic drive-in restaurants in accordance with the terms of any License Agreement with Sonic until and unless such License Agreements, or any of them, are terminated in accordance with their terms.

If any of the provisions of this contract governing termination or nonrenewal are inconsistent with Oklahoma law, then the laws of the State of ______________ shall apply.

12.           RESOLUTION OF DISPUTES.  The following provisions shall apply to any controversy between the Developer and Sonic (including an Affiliate of Sonic) and relating (a) to this Agreement (including any claim that any part of this Agreement is invalid, illegal or otherwise void or voidable), (b) to the parties’ business activities conducted as a result of this Agreement, or (c) the parties’ relationship or business dealings with one another generally, including all disputes and litigation pending or in existence as of the date of this Agreement.

(a)           Negotiation.  The parties first shall use their best efforts to discuss and negotiate a resolution of the controversy.

(b)           Mediation.  If the efforts to negotiate a resolution do not succeed, the parties shall submit the controversy to mediation in Oklahoma City, Oklahoma, by a mediation firm agreeable to the parties or by the American Arbitration Association, if the parties cannot agree.

(c)           Arbitration.  If the efforts to negotiate and mediate a resolution do not succeed, the parties shall resolve the controversy by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the “Rules”) of the American Arbitration Association in effect at the time of the execution of this Agreement and pursuant to the following additional provisions:

(i)           Applicable Law.  The Federal Arbitration Act (the “Federal Act”), as supplemented by the Oklahoma Arbitration Act (to the extent not inconsistent with the Federal Act), shall apply to the arbitration.

(ii)           Selection of Arbitrator.  The parties shall select arbitrator within 10 days after the filing of a demand and submission in accordance with the Rules.  If the parties fail to agree on the arbitrator within that 10-day period or fail to agree to an extension of that period, the arbitration shall take place before an arbitrator selected in accordance the Rules.

(iii)           Location of Arbitration.  The arbitration shall take place in Oklahoma City, Oklahoma, and the arbitrator shall issue any award at the place of arbitration.  The arbitrator may conduct hearings and meetings at any other place agreeable to the parties or, upon the motion of a party, determined by the arbitrator as necessary to obtain significant testimony or evidence.

(iv)           Scope of Proceeding.  The parties shall conduct any arbitration proceeding and resolve any controversy on an individual basis only and not on a class-wide, multiple-party, or similar basis.

(v)           Enforcement of Award.  The prevailing party shall have the right to enter the award of the arbitrator in any court having jurisdiction over one or more of the parties or their assets.  The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made prior to the award.  The award of the arbitrator shall not have any precedential or collateral estoppel effect on any other controversy involving Sonic or its Affiliates.

(d)           Excluded Controversies.  At the election of Sonic or its Affiliate, the provisions of this Section 12 shall not apply to any controversies relating to any fee due Sonic or its Affiliate; any promissory note payments due Sonic or its Affiliate; or any trade payables due Sonic or its Affiliate as a result of the purchase of equipment, goods or supplies.  At the election of Sonic or its Affiliate, the provisions of this Section 12 also shall not apply to any controversies relating to the use and protection of the Proprietary Marks or the Sonic System, including (without limitation) Sonic’s right to apply to any court of competent jurisdiction for appropriate injunctive relief for the infringement of the Proprietary Marks or the Sonic System.

(e)           Attorneys’ Fees and Costs.  The prevailing party to the arbitration shall have the right to an award of its reasonable attorneys’ fees and costs incurred after the filing of the demand and submission, including a portion of the direct costs of any in-house legal staff reasonably allocable to the time devoted to the arbitration.

13.           DEVELOPER’S REPRESENTATIONS. Developer hereby represents and warrants to Sonic that the changes to this Agreement and the License Agreement (if any) from those terms originally offered to Developer occurred at the request of Developer and upon negotiation by Developer and Sonic.

Developer hereby represents to Sonic that Developer is entering into this Agreement with the intention of complying with the terms and conditions and not for the purpose of resale of the Development Rights hereunder.  Therefore, Developer agrees that any attempt to assign this Agreement in whole or in part other than in accordance with Section 14 shall be deemed an event of default hereunder.

14.           ASSIGNMENT, CONDITIONS AND LIMITATIONS.

(a)           Developer shall neither sell, assign, transfer nor encumber this Agreement, the Developmental Rights, or any other interest hereunder, nor suffer or permit any such assignment, transfer or encumbrance to occur by operation of law or otherwise, without the prior written consent of Franchisor.

(b)           In the event of the death, disability or permanent incapacity of Developer, Sonic shall not unreasonably withhold its consent to the transfer of all of the interest of Developer to his spouse, heirs or relatives, by blood or marriage, whether such transfer is made by will or by operation of law, provided that the requirements of subsection (d) hereof have been met.  In the event that Developer’s heirs do not obtain the consent of Sonic as prescribed herein, the personal representative of Developer shall have a reasonable time to dispose of Developer’s interest hereunder, which disposition shall be subject to all the terms and conditions for transfers under this Agreement.

(c)           Sonic shall not unreasonably withhold its consent to a transfer of this Agreement to a business entity that Developer owns and controls provided that the requirements of subsection (d) hereof have been met.

(d)           Sonic may, in its sole discretion, require any or all of the following requirements to be met as a condition of its approval of any transfer:

(i)           At least 30 days prior to any such proposed assignment, conveyance or transfer, Developer or Developer’s representative shall give written notice to Sonic of such proposed assignment, conveyance or transfer, setting forth the name of the person to whom the rights or obligations are to be granted, information related to the business background and creditworthiness of the assignee or transferee, and any other information which Sonic may ordinarily require to approve a franchisee.

(ii)           Developer hereby represents and agrees that to the extent his assignee or transferee does not perform in accordance with this Agreement, Developer shall perform and insure that the obligations hereunder are accomplished.

(iii)           Developer agrees that Sonic may determine to its satisfaction that any franchise or securities laws in the state of the transferee/assignee will be complied with in the event Developer transfers, conveys or assigns any interest herein.  In the event the regulatory authorities of such state require that any interest under this Agreement be registered with such authorities, Developer agrees to bear the expense of any such registration and provide the necessary information to Sonic to insure that any such applications or registrations with such regulatory authorities are filed in an accurate and complete manner.

(e)           In the event Developer or its successor is a corporation or partnership or similar entity, it is agreed as follows:

(i)           The Partnership Agreement, voting stock of or other ownership interest therein (“Securities”) shall reflect that the Securities are restricted by the terms of this Agreement.  Developer shall furnish Sonic at the time of execution of this Agreement or assignment to the corporation or partnership, an agreement executed by all stockholders or partners of the Developer, stating that no stockholder or partner will sell, assign or transfer voluntarily or by operation of law any Securities of the Developer to any person or entity without the written consent of Sonic.  All Securities issued by Developer will bear the following legend which shall be printed legibly and conspicuously on each stock certificate or other evidence of ownership interest:

“The transfer of these securities is subject to the terms and conditions of a Development Agreement with Sonic Industries LLC dated ______________, and certain License Agreements executed thereunder.  Reference is made to said Development Agreement and to the restrictive provisions of the articles and bylaws of this corporation.”

A stop transfer order shall be in effect against the transfer of any securities on the Developer’s records during the term of this agreement, unless the transferee is approved in accordance with subsection (c) above.

(f)           Sonic’s consent to a transfer of Developer’s interest under subsection (b) is expressly conditioned upon the continuing personal guarantee of the obligations of Developer under this Agreement by all transferees and the execution by said transferees of personal guarantees of each License Agreement entered into pursuant to this Agreement.

(g)           Developer acknowledges and agrees that the restrictions on transfer imposed herein are reasonable and are necessary to protect the Developmental Rights, the Sonic System and the Proprietary Marks, as well as Sonic’s excellent reputation and image, and are for the protection of Sonic, Developer and other licensees.  Any assignment or transfer permitted by this section shall not be effective until Sonic receives a completely executed copy of all transfer documents, and consents in writing.

(h)           This Agreement shall inure to the benefit of Sonic, its successors and assigns, and Sonic shall have the right to transfer or assign all or any part of its interest herein to any person or legal entity.

15.           MULTIPLE PARTY DEVELOPER. If the Developer consists of more than one person or entity, each of those persons and/or entities shall have joint and several liability under this Agreement.  If the Developer consists of more than one person or entity, each of those persons and/or entities hereby irrevocably appoint __________________________________________ as their lawful attorney-in-fact to execute all amendments to this Agreement, all License Agreements issued pursuant to this Agreement, all addenda and amendments to those License Agreements, and all other documents and instruments Sonic may request in connection with this Agreement.  The foregoing appointment shall constitute a power coupled with an interest and shall survive the death or incapacity of any of the foregoing persons.

16.           NOTICES

For purposes of this section, “notice address” shall be:

(a)           If to Sonic at:                         300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104
Attention:  General Counsel

(b)           If to Developer at:                 ______________________________
______________________________

or at such other address as Sonic or Developer shall have specified by notice to the other party hereunder.  All notices hereunder shall be in writing and shall be duly given and deemed effective as follows:

(i)           if by hand delivery to a notice address, notice shall be effective upon delivery,

(ii)           if sent by receipted, overnight delivery service to a notice address, notice shall be effective the earlier of receipt by addressee or 24 hours from deposit with the delivery service, or

(iii)           if by registered or certified, postage prepaid mail to a notice address, notice shall be effective upon receipt by addressee.

17.           NO JOINT VENTURE. Nothing herein contained or done pursuant to this Agreement shall be deemed to constitute Developer as an agent, partner, or joint venturer of Sonic and neither party shall have the authority to act for the other in any manner to create obligations or debts which would be binding on the other; neither party shall be responsible for any obligations or expenses whatsoever of the other.

18.           GOVERNING LAW.  This Agreement shall be deemed to have been made and entered into in the State of Oklahoma and all rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma. Developer agrees that jurisdiction over Developer and venue exist and are proper and that venue shall exclusively be within the same federal judicial district where the corporate headquarters of Sonic are located and within any and all other courts, whether federal, state, or local, located within that district.  Developer waives any and all defenses and objections, and Developer agrees not to assert any defense or objection to jurisdiction over Developer and to venue as described hereinabove regarding any action, proceeding or litigation instituted by Sonic against Developer.  Sonic and Developer that any and all breaches of this agreement, including breaches occurring after termination, cancellation, or expiration of this agreement, shall be deemed to have occurred where the corporate headquarters of Sonic are located.

19.           REMEDIES CUMULATIVE; WAIVER; CONSENTS. All rights and remedies of Sonic and of Developer enumerated in this Agreement shall be cumulative and, except as specifically contemplated otherwise by this Agreement, none shall exclude any other right or remedy allowed at law or in equity and said rights or remedies may be exercised and enforced concurrently.  No waiver by Sonic or by Developer of any covenant or condition or the breach of any covenant or condition of this Agreement to be kept or performed by the other party shall constitute a waiver by the waiving party of any subsequent breach or nonobservance on any other occasion of the same or any other covenant or condition of this Agreement.  Subsequent acceptance by Sonic of any payments due to it hereunder shall not be deemed to be a waiver by Sonic of any preceding breach by Developer of any terms, covenants or conditions of this Agreement.

Whenever this Agreement requires Sonic’s prior approval or consent, Developer shall make a timely written request to Sonic therefor, and such approval shall be obtained in writing.  Sonic will also consider granting, in its sole discretion, other reasonable requests individually submitted by Developer in writing for Sonic’s prior waiver of any obligation imposed by this Agreement.  Sonic makes no warranties or guarantees upon which Developer may rely, and assumes no liability or obligation to Developer, by providing any waiver, approval, consent, or suggestion to Developer in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.  Unless otherwise consented to in writing, any waiver granted by Sonic shall be subject to Sonic’s continuing review, may subsequently be revoked for any reason if the violation remains outstanding effective upon Developer’s receipt of 20 days prior written notice, and shall be without prejudice to any other rights Sonic may have.

20.           SEVERABILITY. If any provision of this Agreement or the application of any provision to any person or to any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of Sonic and Developer that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

21.           ENTIRE AGREEMENT. This Agreement together with all License Agreements executed hereunder constitutes the entire agreement between Sonic and Developer in respect of the subject matter hereof, and this Agreement supersedes all prior and contemporaneous agreements between Sonic and Developer in connection with the subject matter of this Agreement.  No officer, employee or other servant or agent of Sonic or Developer is authorized to make any representation, warranty or other promise not contained in this Agreement.  No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon Sonic or Developer unless in writing and signed by Sonic and Developer.

22.           JOINT AND SEVERAL OBLIGATION. If the Developer consists of more than one person, their liability under this Agreement shall be deemed to be joint and several.

23.           COUNTERPART; PARAGRAPH HEADINGS; PRONOUNS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof.  Each pronoun used herein shall be deemed to include the other number and genders.

24.           ACKNOWLEDGMENTS.                                                                Developer acknowledges that:

(a)           It has conducted an independent investigation of the business contemplated by this Agreement and recognizes that it involves business risks making the success of the venture largely dependent upon the business abilities of Developer.  Sonic expressly disclaims the making of, and Developer acknowledges that it has not received or relied upon, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement, including without limitation any representation regarding the likelihood of further or timely development by Sonic Restaurants, Inc. or other developers in the Franchised Area.

(b)           It has no knowledge of any representations by Sonic or its officers, directors, shareholders, employees, agents or servants about the business contemplated by this Agreement, that are contrary to the terms of this Agreement or the documents incorporated herein, and further represents to Sonic, as an inducement to its entry into this Agreement, that it has made no misrepresentations in obtaining this Agreement.

(c)           It has received, read and understood this Agreement, the attachments hereto, including the License Agreement attached hereto as Exhibit B; Sonic has fully and adequately explained the provisions of each to its satisfaction; and Sonic has accorded it ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

(d)           It is aware of the fact that some present licensees of Sonic may operate under different forms of agreement and, consequently, that Sonic’s obligations and rights in respect to its various franchise owners may differ materially in certain circumstances.

In witness of their agreement, the parties hereto have duly executed this Agreement as of the day and year first written above.

Sonic:                                                                                     Sonic Industries LLC

By: _________________________________
       (Vice) President
Dated: _______________________, 2007

Developer:                                                                                             ____________________________________

Dated: ______________________, 2007

EXHIBIT A
TO
DEVELOPMENT AGREEMENT

[Description of Reserved Area]

EXHIBIT B
TO
DEVELOPMENT AGREEMENT

[#7 Form of License Agreement]

EXHIBIT C
TO
DEVELOPMENT AGREEMENT

[Developing Market Advertising Addendum to License Agreement]

DEVELOPING MARKET ADVERTISING ADDENDUM TO LICENSE
AGREEMENT(PRIVATE)
(CIF ______)

Sonic Industries LLC (“Sonic”), a Delaware limited liability company, and ____________________ (the “Licensee”) hereby enter into this Addendum to License Agreement (this “Agreement”) as of this   _ day of  , 2007.

Whereas, Sonic and the Licensee entered into that certain Development Agreement dated the __ day of ___________, 2007 (the “Development Agreement”) which provides that in the event the geographical area to be developed by Licensee (the “Franchised Area”) is in a Designated Market Area (“DMA”) that Sonic has identified as a “Developing Market” that Licensee will enter into this Agreement;

Whereas, the Franchised Area is in a DMA identified by Sonic as a Developing Market;

Now, therefore, in consideration of Sonic’s and the Licensee’s mutual covenants and agreements contained in this Agreement and as required by the Development Agreement, and for other good and valuable consideration which the parties hereby acknowledge, the parties agree as follows:

1.  Developing Market Advertising.  The parties hereby add the following new Section 11.01(i) to the License Agreement:

(i)           Licensee acknowledges that the Franchised Area is located in a Designated Market Area (“DMA”) that Sonic has identified as a “Developing Market” and that the provisions of Section 11.01(a) for Developing Markets shall apply.

2.           Governing Law.  The internal laws of Oklahoma shall govern the terms and provisions of this Agreement.

3.           Other Provisions.  Except to the extent modified by this Agreement, the terms and provisions of the License Agreement shall remain in full force and effect.

Sonic:                                                                                     Sonic Industries LLC

By: _________________________________
                                      (Vice) President

Licensee:                                                                                                ___________________________________

EXHIBIT D
TO
DEVELOPMENT AGREEMENT

[Special Training Addendum to License Agreement]

SPECIAL TRAINING ADDENDUM TO LICENSE AGREEMENT(PRIVATE)
(CIF ______)

Sonic Industries LLC (“Sonic”), a Delaware limited liability company, and ____________________ (the “Licensee”) hereby enter into this Addendum to License Agreement (this “Agreement”) as of this   _ day of  , 2007.

Whereas, Sonic and the Licensee entered into that certain Development Agreement dated the __ day of _______, 2007 (the “Development Agreement”) which provides that in the event the Licensee is developing its first three Sonic drive-ins, Developer will be required to accept and pay for the services of the Sonic A-Team, a special training team, and will enter into this Agreement;

Whereas, the Licensee is developing its first three Sonic drive-ins;

Now, therefore, in consideration of Sonic’s and the Licensee’s mutual covenants and agreements contained in this Agreement and as required by the Development Agreement, and for other good and valuable consideration which the parties hereby acknowledge, the parties agree as follows:

1.  Special Training Program.  The parties hereby add the following new Section 6.04(c) to the License Agreement:

“(c)           Licensee further acknowledges the importance of obtaining proper training of its employees during the development of its first drive-ins and agrees to accept and pay the expenses of the Sonic A-Team, a special training team, in connection with the opening of the Sonic Restaurant.”

2.           Governing Law.  The internal laws of Oklahoma shall govern the terms and provisions of this Agreement.

3.           Other Provisions.  Except to the extent modified by this Agreement, the terms and provisions of the License Agreement shall remain in full force and effect.

Sonic:                                                                                     Sonic Industries LLC

By: _________________________________
      (Vice) President

Licensee:                                                                                                ___________________________________

SCHEDULE I

Guaranty and Restriction Agreement

GUARANTY AND RESTRICTION AGREEMENT

The undersigned (the “Guarantor”), Sonic Industries LLC (“Sonic”), and ___________ (the “Developer”), enter into this Guaranty and Restriction Agreement (this “Agreement”) as of the ____ day of __________, 2007.

                                                                                                                                                                                              W I T N E S S E T H:

Whereas, Sonic is entering into a Development Agreement (the “Development Agreement”) dated the same date as this Agreement with the Developer; and

                Whereas, as a condition to entering into the Development Agreement, Sonic has asked that the Guarantor provide a personal guaranty of certain obligations of the Developer set forth in the Development Agreement; and

Whereas, Sonic also has asked that the Guarantor and the Developer agree to a restriction on the transfer of the equity interests in the Developer; and

Whereas, the Guarantor is willing to give a personal guaranty as recited above in accordance with the terms and conditions of this Agreement.

Now, therefore, in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.           Personal Guaranty of all Obligations.  The Guarantor hereby guarantees the prompt and full payment and performance of the following obligations under the Development Agreement:

(a)           All royalties due Sonic pursuant to the License Agreements entered into by and between the Developer and Sonic pursuant to the Development Agreement.

(b)           All brand contribution fees to the Sonic Brand Fund pursuant to the License Agreements entered into by and between the Developer and Sonic pursuant to the Development Agreement.

(c)           All contributions to approved advertising cooperatives pursuant to the License Agreements entered into by and between the Developer and Sonic pursuant to the Development Agreement.

(d)           All other duties and financial obligations owing to Sonic or its affiliates by the Developer relating to the Development Agreement and the Sonic drive-in restaurants covered by the License Agreements, including any sign lease agreements, entered into by and between the Developer and Sonic pursuant to the License Agreements.

(e)           The Guarantor hereby approves and agrees to be bound by all duties and financial obligations owing to Sonic or its affiliates by the Developer under all  existing and future amendments to the Development Agreement entered into by Developer and Sonic.

2.           Nature of Guaranty.  This guaranty shall constitute an absolute, unconditional, irrevocable and continuing guaranty.  Sonic shall not have any obligation to take any action against any other person or entity for collection of any payments prior to making any demand for payment or bringing any action against the Guarantor.

3.           Permitted Actions.  From time to time, Sonic shall have the right to take, permit or suffer to occur any “Permitted Action,” as defined below, without modifying, reducing, waiving, releasing, impairing or otherwise affecting the obligations of the Guarantor under this Agreement, without giving notice to the Guarantor or obtaining the Guarantor’s consent, without the necessity of any reservations of rights against the Guarantor, and without liability on the part of Sonic.  As used in this Section 3, the phrase “Permitted Action” shall mean (a) an agreed amendment, extension of time or change in the manner or place of payment or performance of any financial obligation or duty under the Development Agreement or the License Agreements, (b) any waiver, leniency or indulgence by Sonic of any default under the provisions of the Development Agreement or the License Agreements and (c) any delay or failure by Sonic to exercise any right or remedy Sonic may have under the Development Agreement or the License Agreements.

4.           Waiver of Notice of Acceptance.  The Guarantor acknowledges and waives notice of Sonic’s acceptance of the Guarantor’s guaranty pursuant to the terms of this Agreement.

5.           Restrictions on Transfer.  The Developer shall not issue any additional shares of capital stock without the prior, written consent of Sonic.  The Guarantor shall not transfer, assign or pledge any of its shares of capital stock in the Developer to any person without the prior, written consent of Sonic.

6.           Disputes.  Any dispute between the parties concerning this Agreement will be resolved in accordance with the arbitration provisions contained in the Development Agreement.

7.           Attorneys’ Fees, Costs and Expenses.  In any action brought by Sonic to enforce the obligations of the Guarantor, Sonic also shall have the right to collect its reasonable attorneys’ fees, court costs, and expenses incurred in the action.

8.           Headings.  The headings used in this Agreement appear strictly for the parties’ convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

9.           Binding Effect.  This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

10.           Waiver.  The failure of a party to insist in any one or more instances on the performance of any term or condition of this Agreement shall not operate as a waiver of any future performance of that term or condition.

11.           Governing Law.  Notwithstanding the place where the parties execute this Agreement, the internal laws of Oklahoma shall govern the construction of the terms and the application of the provisions of this Agreement.

12.           Amendments.  No amendments to this Agreement shall become effective or binding on the parties, unless agreed to in writing by all of the parties.

13.           Time.  Time constitutes an essential part of each and every part of this Agreement.

14.           Notice.  Except as otherwise provided in this Agreement, when this Agreement makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by certified mail, telecopy, or nationally-recognized overnight delivery service to the following address or telecopy number:

Sonic:                                                                                     300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104
Attention: General Counsel
Facsimile (405) 225-5973
Guarantor:                                                                           _____________________________
                                                                                                              _____________________________
(___) ___-____

Developer:                                                                           _____________________________
                                                                                                              _____________________________
(___) ___-____

All notices pursuant to the provisions of this Agreement shall run from the date that the other party receives the notice or three business days after the party places the notice in the United States mail.  Each party may change the party’s address by giving written notice to the other parties.

Executed and delivered as of the day and year first set forth above.

Sonic:                                                                                     Sonic Industries LLC
By: ________________________________
      (Vice) President

Guarantor:                                                                                              ____________________________________

Developer:                                                                                             ____________________________________
By: _________________________________
       (Vice) President